Exhibit F
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                            JOINT FILING AGREEMENT


         The undersigned hereby agree that the Statement on Schedule 13D, dated as of the date hereof (the "Statement"), with respect to the shares of common stock, without par value, of Perrigo Company is, and any amendments thereto shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Statement and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 25th day of March, 2005.



                                         NICHSEI ARKIN LTD.


                                         By: /s/ Moshe Arkin
                                             ----------------------
                                         Name:  Moshe Arkin
                                         Title: Chairman


                                         MOSHE ARKIN


                                         /s/ Moshe Arkin
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